Exhibit 10.1

Share Purchase Agreement

This Share Purchase Agreement (this “Agreement”) is made and entered, by and between:

(1)	Ms. Yang Zhiqin (“Seller 1”);

(2)	Ms. Lin Lin (“Seller 2”, and together with the Seller 1, the “Sellers”); and

(3)	FiEE, Inc. (“Buyer”),

regarding transfer of shares of Houren-Geiju Kabushikikaisha (the “Company”) held by each of the Sellers to the Buyer (the “Transaction”).

Article 1	Transfer of Shares and Purchase Price

1	The Seller 1 agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller 1, one (1) common share of the Company (the “Share Transfer 1”) in accordance with the terms and conditions of this Agreement.

2	The Seller 2 agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller 2, four hundred (400) common shares of the Company (the “Share Transfer 2”, and together with the Share Transfer 1, the “Share Transfer”) in accordance with the terms and conditions of this Agreement.

3	The purchase price of the Share Transfer 1 shall be USD 1,246.88, calculated as USD 1,246.88× 1 share (the “Purchase Price 1”), and the purchase price of the Share Transfer 2 shall be USD 498,753.12, calculated as USD 1,246.88 × 400 shares (the “Purchase Price 2”, and together with the Purchase Price 1, the “Purchase Prices”).

Article 2	Closing

1	The closing of the Share Transfer contemplated herein (the “Closing”) shall take place on 30/11/2025(the “Closing Date”).

2	At the Closing, the Share Transfer shall be carried out on the Closing Date by the Sellers delivering to the Buyer the shareholder register transfer request forms (kabunushi meibo meigi-utsushi seikyūsho) regarding the Transaction in the form prescribed by the Company and duly completed and executed by each Seller in exchange for the payment of the full amount of the Purchase Prices.

3	The payment of the Purchase Prices shall be made on the Closing Date by wire transfer by the Buyer to each of the bank accounts respectively designated by the Sellers as set forth below. All bank transfer charges shall be borne by the Buyer.

The Seller 1:

The Seller 2:

4	Buyer shall, at its own responsibility, submit such forms to the Company and request entry of Buyer’s name in the shareholder register.

Article 3	Representations and Warranties

1	The Sellers represent and warrant to the Buyer that the following statements are true and correct as of the date of this Agreement and as of the Closing Date:

(1)	Each Seller has full power and authority to execute and perform this Agreement.

(2)	This Agreement has been duly and validly executed by the Sellers, and upon due and valid execution by the Buyer, constitutes Sellers’ lawful, valid, and binding obligations, enforceable against the Sellers in accordance with its terms.

(3)	Each Seller is the lawful and beneficial owner of the shares it sells hereunder, free and clear of any pledge, lien, security interest, or other third-party rights.

(4)	Each Seller

(i)	is not and has never been, Anti-Social Forces;

(ii)	has not provided funds or any benefits to, nor otherwise cooperated with or been involved in the maintenance or operation of, any Anti-Social Forces through the provision of funds or any similar acts;

(iii)	has not used, for any purpose whatsoever, the influence or functions of any Anti-Social Forces;

(iv)	has no interaction or relationship of any kind with any Anti-Social Forces;

and, further, the Sellers covenant that, in the future:

(v)	Each Seller shall not, whether by itself or through any third party, engage in any violent acts, fraudulent acts, threatening remarks, or acts of obstruction of business, or any similar acts;

(vi)	Each Seller shall not, whether by itself or through any third party, engage in any acts that damage, or may damage, the honor or credit of the Buyer; and

(vii)	Each Seller shall not have any relationship whatsoever with any Anti-Social Forces.

(5)	The Company has been duly incorporated and is validly existing as a company under Japanese law.

(6)	Each Seller has duly requested approval of the Share Transfer, and the Company’s competent body has duly approved the Share Transfer.

2	The Buyer represents and warrants to the Sellers that the following statements are true and correct as of the date of this Agreement and as of the Closing Date:

(1)	The Buyer has been duly incorporated and is validly existing as a company under the laws of the State of Delaware, United States of America. The Buyer has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement by the Buyer have been duly authorized by all necessary corporate actions, and do not violate the Buyer’s articles of incorporation, or any other internal rules.

(2)	This Agreement has been duly and validly executed by Buyer, and upon due and valid execution by the Sellers, constitutes Buyer’s lawful, valid, and binding obligations, enforceable against Buyer in accordance with its terms.

(3)	The Buyer

(i)	is not and has never been, Anti-Social Forces;

(ii)	has not provided funds or any benefits to, nor otherwise cooperated with or been involved in the maintenance or operation of, any Anti-Social Forces through the provision of funds or any similar acts;

(iii)	has not used, for any purpose whatsoever, the influence or functions of any Anti-Social Forces;

(iv)	has no interaction or relationship of any kind with any Anti-Social Forces;

and, further, the Buyer covenant that, in the future:

(v)	it shall not, whether by itself or through any third party, engage in any violent acts, fraudulent acts, threatening remarks, or acts of obstruction of business, or any similar acts;

(vi)	it shall not, whether by itself or through any third party, engage in any acts that damage, or may damage, the honor or credit of the Sellers; and

(vii)	it shall not have any relationship whatsoever with any Anti-Social Forces.

Article 4	Conditions Precedent to Closing

The obligation of each Party to complete the Closing shall be subject to satisfaction of the following conditions on or before the Closing Date:

(1)	The representations and warranties of the Sellers and the Buyer stated in Article 3 hereof shall be true and correct in all material respects.

(2)	The Sellers and the Buyer shall have duly performed and complied with all of their respective obligations under this Agreement in all material respects.

Article 5	Covenants

The Sellers shall, from the execution date of this Agreement until the Closing Date, operate the business of the Company in the ordinary course of business with the care of a prudent manager, and shall not engage in any action that may have a material adverse effect on the assets, properties, or rights of the Company.

Article 6	Termination

If any Party materially breaches this Agreement and fails to cure such breach within a reasonable period after receiving written notice, the non-breaching Party may terminate this Agreement.

Article 7	Indemnification

If any Party breaches this Agreement, including any of its representations, warranties, or obligations, the breaching Party shall indemnify and hold harmless the non-breaching Party from and against damages and losses, including attorneys’ fees and expenses, arising from such breach.

Article 8	Confidentiality

Each Party shall not, without the prior written consent of the other Party, disclose or leak to any third party the existence or terms of this Agreement, or any business, technical, or other information of the other Party obtained in connection with the Transaction. Each Party shall also not use any such information for any purpose other than the evaluation and implementation of the Transaction.

Article 9	Taxes and Public Charges

Any taxes, stamp duties, or other public charges arising out of the Share Transfer shall be borne by each Party in accordance with the applicable laws and regulations.

Article 10	Governing Law and Jurisdiction

1	This Agreement shall be governed by and construed in accordance with the laws of Japan.

2	The Parties agree that the Kyoto District Court shall be the exclusive court of first instance for any disputes arising out of or in connection with this Agreement.

Article 11	Consultation

In respect of any matter not provided for in this Agreement or any doubt arising from the interpretation of this Agreement, the Parties shall consult with each other in good faith and endeavor to resolve such matter amicably.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. This Agreement is executed in three originals, each of which has been duly signed and sealed by both Parties, with each Party retaining one original. Alternatively, if this Agreement is executed in electronic form, each Party shall apply an electronic signature or other appropriate electronic method in place of a handwritten signature and retain a copy.

Seller 1

Name:	Yang Zhiqin
Signature:	/s/ Yang Zhiqin
Date:	2025/11/27

Seller 2

Name:	Lin Lin
Signature:	/s/ Lin Lin
Date:	2025/11/27

Buyer

Name:	Li Wai Chung
Title:	Authorized Signer
Signature:	/s/ Li Wai Chung
Date:	2025/11/27

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